FIRST AMENDMENT TO LEASE

(Spectrum Group International/Stack's Bowers Galleries)

THIS FIRST AMENDMENT TO LEASE ("Amendment") is made and entered into effective as of the 4th day of January, 2021 by and between C.J. SEGERSTROM & SONS, a California general partnership ("Landlord"), and SPECTRUM GROUP INTERNATIONAL, INC., a Delaware corporation ("Tenant"), with respect to the following:

RECITALS

A.
Landlord is the landlord and Tenant is the tenant pursuant to that certain Hi-Tech/Research and Development Lease dated July 13, 2020 (the "Lease") pursuant to which Tenant currently holds and occupies Suite I50 (the "Premises") within that certain building located at 1550 Scenic Avenue in the Harbor Gateway Business Center, Costa Mesa, California.
B.
Prior to Tenant taking occupancy of the Premises, (i) Landlord completed all of Landlord's Work except for Landlord's Work in that portion of the Premises consisting of approximately 4,000 square feet and commonly referred to as the "Video Studio" room (the "Video Studio") and (ii) the entire Tenant Improvement Allowance was fully expended for Landlord's Work. At Tenant's request, Landlord did not undertake Landlord's Work in the Video Studio.
C.
Tenant and Landlord have now concurred on a redesign for the Video Studio and desire to amend and clarify the terms of the Lease regarding Landlord's Work.

AGREEMENT

IN CONSIDERATION of the foregoing recitals and the mutual covenants contained herein, Landlord and Tenant agree as follows:

1.
Landlord's Work to Date. Tenant acknowledges and agrees that (a) all of Landlord's Work except for Landlord's Work in the Video Studio has been completed and accepted by Tenant, with the exception of some items on the Cosmetic Punch List which are still being addressed, (b) the full Tenant Improvement Allowance available to Tenant under the Lease has been fully expended in accordance with the terms of the Lease, (c) Tenant is and has been in occupation of the Premises since on or before December 1, 2020, (d) the failure of Landlord to undertake Landlord's Work in the Video Room was at the request of Tenant and shall in no event be considered a default or breach by Landlord under the Lease, and (e) all rent due Landlord under the Lease based on Rentable Area of the Premises shall be paid as and when due under the Lease, as hereby amended, and calculated at all times using the full Rentable Area of the Premises (i.e. including the Video Room), notwithstanding that the Video Room will not be available for Tenant's use during construction of Landlord's Phase Two Work (defined below).
2.
Commencement Date Confirmed. Notwithstanding anything to the contrary in the Lease, the Commencement Date of the Lease and the commencement of the initial term of the Lease, for all purposes, is December 1, 2020.

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3.
Landlord's Phase Two Work. Landlord's Work in the Video Studio ("Landlord's Phase Two Work") shall be undertaken and completed in accordance with the terms of the Lease governing Landlord's Work, subject to the following:
(a)
The Tenant Improvement Allowance for Landlord's Phase Two Work shall be zero dollars ($0) and the costs of Landlord's Phase Two Work will be charged entirely against Tenant's Contribution. For avoidance of confusion, for Landlord's Phase Two Work, "Landlord's Work Disbursement Amount" is synonymous with "Tenant's Contribution."
(b)
The first sentence of subsection 48.1 l(b) of the Lease shall apply to Landlord's Phase Two Work. The remainder of said subsection, the first sentence of subsection 48.11(g), and the entirety of subsections 48.11(c), (d), (e) and G) shall have no application to Landlord's Phase Two Work.
(c)
Tenant and Landlord both approve the construction drawings and specifications for Landlord's Phase Two Work prepared by the Designer dated December 20, 2020 (the "Approved Drawings"). For Landlord's Phase Two Work, any references in the Lease to "Approved Plans" shall mean the Approved Drawings. Tenant has already compensated Designer in connection with preparation of the Approved Plans; moving forward Landlord shall take over the compensation of Designer and any engineer or other third party engaged in connection with the Approved Drawings and changes thereto. Discretionary changes to the Approved Drawings that are requested by Tenant and will foreseeably result in delays to the completion of Landlord's Phase Two Work are subject to Landlord's prior approval, which approval may be withheld in Landlord's sole discretion if the changes (together with all prior discretionary changes by Tenant) will foreseeably result in a cumulative delay to the completion of Landlord's Phase Two Work by more than sixty (60) days.
(d)
Tenant acknowledges that Landlord submitted the Approved Drawings to four contractors for competitive bidding and approves Casco Contractors as the Contractor for Landlord's Phase Two Work. Contractor's bid (totaling $687,970.80) plus estimates for permit fees, change orders and drawing costs brings the total Budget for Landlord's Phase Two Work to $721,745, and Tenant agrees that said Budget may increase (or decrease) to the extent estimates included in the Budget vary from actual costs and expenses. Following commencement of Landlord's Phase Two Work, the parties shall meet weekly to review project progress and any issues that may arise. Subject to the timely receipt of all of the Tenant's Contributions (defined below), Landlord shall pay all costs of Landlord's Phase Two Work.
(e)
Tenant acknowledges that Landlord has entered into a construction contract with the Contractor for construction of Landlord's Phase Two Work in accordance with the Approved Drawings and the Budget (the "Construction Contract"). Landlord shall cause such work to be diligently performed and to be completed as soon as practicable, time being of the essence. Tenant shall receive copies of the monthly invoices delivered to Landlord under the Construction Contract, as well as the invoices or receipts for all other costs of Landlord's Phase Two Work, and shall deposit with Landlord, as additional rent due under the Lease, the full amount of each such invoice or receipt within five (5) business days after receipt thereof ("Tenant's Contribution"). In the event that Tenant fails to timely deposit any Tenant's Contribution with Landlord, Landlord shall have the right to elect in Landlord's sole discretion to halt all or any portion of the work under the Construction Contract. All decisions thereafter relating to recommencing Landlord's Phase Two Work shall also be made by Landlord in its sole discretion. Tenant shall be responsible for all damages, costs and expenses incurred by Landlord as a result of such actions by Landlord, including without limitation any amount Landlord reasonably elects to pay Contractor to settle any default by Landlord under the Construction Contract arising from halting or recommencing the work. All such amounts shall be paid to Landlord by Tenant within five (5) business days ofreceipt of Landlord's invoice therefor, as additional rent due hereunder. Failure of Landlord to complete Landlord's Phase Two Work as soon as practicable, or at all, as a result of Landlord's decisions permitted under this subsection

(e) shall not be a default by Landlord under the Lease and Landlord shall have no liability to Tenant whatsoever arising therefrom. The foregoing shall not limit or diminish Landlord's other remedies for failure of Tenant to timely deposit any Tenant's Contribution.

(f)
The provisions in Article 11 of the Lease relating to the Premises, including without limitation punch lists for the Premises, shall apply equally to the Video Room.
4.
Conflicts in Lease Provisions. Those provisions of the Lease which are superseded by the provisions of this Amendment shall have no further application to the Premises. In the event of any conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall control.
5.
Agency Disclosure. Each of Landlord and Tenant acknowledges that, in connection with this Amendment, it has received from each Agent/Associated Licensee listed in Exhibit A the disclosures required by Sections 2079.16 and 2079.17 of the California Civil Code (the "Code"). Specifically, each of Landlord and Tenant acknowledges, by its signature hereto,

(a) receipt of Civil Code Sections 2079.13 through 2079.24, (b) receipt of written notice of the agency capacity of each Agent/Associated Licensee and (c) that each Agent/Associated Licensee listed in Exhibit A is the agent solely of the Landlord and is NOT the agent of the Tenant. Such disclosure is attached as Exhibit A.

6.
Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument. A counterpart of this Amendment executed by a party and delivered by email transmission or facsimile transmission shall be as effective and binding upon the delivering party as an executed counterpart delivered in any other manner.
7.
Defined Terms. All capitalized terms used herein and not defined herein shall have the meanings given to such terms in the Lease.
8.
Lease in Effect. The Lease, as hereby amended, remains in full force and effect in accordance with its terms.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment to Lease to be effective as provided in the opening sentence above.

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Exhibit A - Agency Disclosure

Exhibit A

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DISCLOSURE REGARDING

REAL ESTATE AGENCY RELATIONSHIP

(As required by Sections 2079.16 and 2079.17 of the Civil Code)

When you enter into a discussion with a real estate agent regarding a real estate transaction, you should from the outset understand what type of agency relationship or representation you wish to have with the agent in the transaction.

SELLER'S AGENT

A Seller's agent under a listing agreement with the Seller acts as the agent for the Seller only. A Seller's agent or a subagent of that agent has the following affirmative obligations:

A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Seller. To the Buyer and the Seller:

(a)
Diligent exercise of reasonable skill and care in performance of the agent's duties.
(b)
A duty of honest and fair dealing and good faith.
(c)
A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the parties.

An agent is not obligated to reveal to either party any confidential information obtained from the other party that does not involve the affirmative duties set forth above.

BUYER'S AGENT

A selling agent can, with a Buyer's consent, agree to act as agent for the Buyer only. In these situations, the agent is not the Seller's agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Seller. An agent acting only for a Buyer has the following affirmative obligations:

To the Buyer:

A fiduciary duty of utmost care, integrity, honesty, and loyalty In dealings with the Buyer. To the Buyer and the Seller:

(a)
Diligent exercise of reasonable skill and care in performance of the agent's duties.
(b)
A duty of honest and fair dealing and good faith.
(c)
A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the parties. An agent is not obligated to reveal to either party any confidential information obtained from the other party that does not involve the affirmative duties set forth above.

AGENT REPRESENTING BOTH SELLER AND BUYER

A real estate agent, either acting directly or through one or more associate licensees, can legally be the agent of both the Seller and the Buyer in a transaction, but only with the knowledge and consent of both the Seller and the Buyer.

In a dual agency situation, the agent has the following affirmative obligations to both the Seller and the Buyer:

(a)
A fiduciary duty of utmost care, integrity, honesty, and loyalty in the dealings with either the Seller or the Buyer.
(b)
Other duties to the Seller and the Buyer as stated above in their respective sections.

In representing both Seller and Buyer, the agent may not, without the express permission of the respective party, disclose to the other party that the Seller will accept a price less than the listing price or that the Buyer will pay a price greater than the price offered.

The above duties of the agent in a real estate transaction do not relieve a Seller or Buyer from the responsibility to protect his or her own interests. You should carefully read all agreements to assure that they adequately express your understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice Is desired, consult a competent professional.

Throughout your real property transaction you may receive more than one disclosure form, depending upon the number of agents assisting in the transaction. The law requires each agent with whom you have more than a casual relationship to present you with this disclosure form. You should read its contents each time it is presented to you, considering the relationship between you and the real estate agent In your specific transaction.

The disclosure form includes the provisions of Sections 2079.13 to 2079.24, inclusive, of the Civil Code and the disclosure required by Section 2079.17, all as set forth on the succeeding pages. Read them carefully.

Exhibit A

CIVIL CODE SECTIONS 2079.13 TO 2079.15 AND

2079,17 I02Q79,211

2079.13. As used in Sections 2079.14 to 2079.24, inclusive, the following terms have the following meanings:

(a)
"Agent" means a person acting under provisions ofTitle 9 (commencing with Section 2295) in a real property transaction, and includes a person who is licensed as a real estate broker under Chapter 3 (commencing with Section 10130) of Part 1 of Division 4 of the Business and Professions Code, and under whose license a listing is executed or an offer to purchase is obtained.
(b)
"Associate licensee" means a person who is licensed as a real estate broker or salesperson under Chapter 3 (commencing with Section 10130) of Part 1 of Division 4 of the Business and Professions Code and who is either licensed under a broker or has entered into a written contract with a broker to act as the broker's agent in connection with acts requiring a real estate license and to function under the broker's supervision in the capacity of an associate licensee.

The agent in the real property transaction bears responsibility for his or her associate licensees who perform as agents of the agent. When an associate licensee owes a duty to any principal, or to any buyer or seller who Is not a principal, in a real property transaction, that duty is equivalent to the duty owed to that party by the broker for whom the associate licensee functions.

(c)
"Buyer" means a transferee in a real property transaction, and includes a person who executes an offer to purchase real property from a seller through an agent, or who seeks the services of an agent in more than a casual, transitory, or preliminary manner, with the object of entering into a real property transaction. "Buyer" includes vendee or lessee.
(d)
"Commercial real property" means all property in the state, except single-family residential property, dwelling units made subject to Chapter 2 (commencing with Section 1940) of Title 5, mobilehomes, as defined in Section 798.3, or recreational vehicles, as defined in Section 799.29.
(e)
"Dual agent" means an agent acting, either directly through or an associate licensee, as agent for both the seller and the buyer in a real property transaction.
(f)
"Listing agreement" means a contract between an owner of real property and an agent, by which the agent has been authorized to sell the real property or to find or obtain a buyer.
(g)
"Listing agent" means a person who has obtained a listing of real property to act as an agent for compensation.
(h)
"Listing price" is the amount expressed in dollars specified in the listing for which the seller is willing to sell the real property through the listing agent.
(i)
"Offering price" is the amount expressed in dollars specified in an offer to purchase for which the buyer is willing to buy the real property.

(j)
"Offer to purchase'' means a written contract executed by a buyer acting through a selling agent that becomes the contract for the sale of the real property upon acceptance by the seller.
(k)
"Real property" means any estate specified by subdivision (1) or (2) of Section 761 in property that constitutes or is improved with one to four dwelling units, any commercial real property, any leasehold in these types of property exceeding one year's duration, and mobilehomes, when offered for sale or sold through an agent pursuant to the authority contained in Section 10131.6 of the Business and Professions Code.
(I)
"Real property transaction" means a transaction for the sale of real property in which an agent is employed by one or more of the principals to act in that transaction, and includes a listing or an offer to purchase.
(m)
"Sell," "sale," or "sold" refers to a transaction for the transfer of real property from the seller to the buyer, and includes exchanges of real property between the seller and buyer, transactions for the creation of a real property sales contract within the meaning of Section 2985, and transactions for the creation of a leasehold exceeding one year's duration.
(n)
"Seller'' means the transferor in a real property transaction, and includes an owner who lists real property with an agent, whether or not a transfer results, or who receives an offer to purchase real property of which he or she is the owner from an agent on behalf of another. "Seller" includes both a vendor and a lessor.

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(o)
"Selling agent" means a listing agent who acts alone, or an agent who acts in cooperation with a listing agent, and who sells or finds and obtains a buyer for the real property, or an agent who locates property for a buyer or who finds a buyer for a property for which no listing exists and presents an offer to purchase to the seller.
(p)
"Subagent" means a person to whom an agent delegates agency powers as provided in Article 5 (commencing with Section 2349) of Chapter 1 of Title 9. However, "subagent" does not include an associate licensee who Is acting under the supervision of an agent in a real property transaction.

2079.14. Listing agents and selling agents shall provide the seller and buyer in a real property transaction with a copy of the disclosure form specified in Section 2079.16, and, except as provided in subdivision (c), shall obtain a signed acknowledgment of receipt from that seller or buyer, except as provided in this section or Section 2079.15, as follows:

(a)
The listing agent, if any, shall provide the disclosure form to the seller prior to entering into the listing agreement.
(b)
The selling agent shall provide the disclosure form to the seller as soon as practicable prior to presenting the seller with an offer to purchase, unless the selling agent previously provided the seller with a copy of the disclosure form pursuant to subdivision (a).
(c)
Where the selling agent does not deal on a face-to-face basis with the seller, the disclosure form prepared by the selling agent may be furnished to the seller (and acknowledgment of receipt obtained for the selling agent from the seller) by the listing agent, or the selling agent may deliver the disclosure form by certified mail addressed to the seller at his or her last known address, in which case no signed acknowledgment of receipt is required.
(d)
The selling agent shall provide the disclosure form to the buyer as soon as practicable prior to the execution of the buyer's offer to purchase, except that if the offer to purchase is not prepared by the selling agent, the selling agent shall present the disclosure form to the buyer not later than the next business day after the selling agent receives the offer to purchase from the buyer.

2079.15. In any circumstances in which the seller or buyer refuses to sign an acknowledgment of receipt pursuant to Section 2079.14, the agent, or an associate licensee acting for an agent, shall set forth, sign, and date a written declaration of the facts of the refusal.

2079.17. (a) As soon as practicable, the selling agent shall disclose to the buyer and the seller whether the selling agent is acting in the real property transaction exclusively as the buyer's agent, exclusively as the seller's agent, or as a dual agent representing both the buyer and the seller. This relationship shall be confirmed in the contract to purchase and sell real property or in a separate writing executed or acknowledged by the seller, the buyer, and the selling agent prior to or coincident with execution of that contract by the buyer and the seller, respectively.

(b)
As soon as practicable, the listing agent shall disclose to the seller whether the listing agent is acting in the real property transaction exclusively as the seller's agent, or as a dual agent representing both the buyer and seller. This relationship shall be confirmed in the contract to purchase and sell real property or in a separate writing executed or acknowledged by the seller and the listing agent prior to or coincident with the execution of that contract by the seller.
(c)
The confirmation required by subdivisions (a) and (b) shall be in the following form:

(d)
The disclosures and confirmation required by this section shall be in addition to the disclosure required by Section 2079.14.

2079.18. No selling agent in a real property transaction may act as an agent for the buyer only, when the selling agent is also acting as the listing agent in the transaction.

2079.19. The payment of compensation or the obligation to pay compensation to an agent by the seller or buyer is not necessarily determinative of a particular agency relationship between an agent and the seller or buyer. A listing agent and a selling agent may agree to share any compensation or commission paid, or any right to any compensation or

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commission for which an obligation arises as the result of a real estate transaction, and the terms of any such agreement shall not necessarily be determinative of a particular relationship.

2079.20. Nothing in this article prevents an agent from selecting, as a condition of the agent's employment, a specific form of agency relationship not specifically prohibited by this article if the requirements of Section 2079.14 and Section 2079.17 are complied with.

2079.21. A dual agent shall not disclose to the buyer that the seller is willing to sell the property at a price less than the listing price, without the express written consent of the seller. A dual agent shall not disclose to the seller that the buyer is willing to pay a price greater than the offering price, without the express written consent of the buyer.

This section does not alter in any way the duty or responsibility of a dual agent to any principal with respect to confidential information other than price.

2079.22. Nothing in this article precludes a listing agent from also being a selling agent, and the combination of these functions in one agent does not, of itself, make that a dual agent.

2079.23. (a) A contract between the principal and agent may be modified or altered to change the agency relationship at any time before the performance of the act which is the object of the agency with the written consent of the parties to the agency relationship.

(b) A lender or an auction company retained by a lender to control aspects of a transaction of real property subject to this part, including validating the sales price, shall not require, as a condition of receiving the lender's approval of the transaction, the homeowner or listing agent to defend or indemnify the lender or auction company from any liability alleged to result from the actions of the lender or auction company. Any clause, provision, covenant, or agreement purporting to impose an obligation to defend or indemnify a lender or an auction company in violation of this subdivision is against public policy, void, and unenforceable.

2079.24. Nothing in this article shall be construed to either diminish the duty of disclosure owed buyers and sellers by agents and their associate licensees, subagents, and employees or to relieve agents and their associate licensees, subagents, and employees from liability for their conduct in connection with acts governed by this article or for any breach of a fiduciary duty or a duty of disclosure.

CIVIL CODE SECTION 2079.17 DISCLOS_l.LFU:

Each of the Listing/Selling Agent(s) identified below is the agent of the seller/landlord exclusively. Such Agent is NOT an agent of the buyer/tenant.

Listing Agent(s) / Selling Agent(s):

Jeff Reese and

South Coast Plaza. a corporation

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